UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 26, 2008

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates Item 4.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2008 (the "Form 8-K") regarding a change in regisrant's certifying accountant.

Item 4.01.	Change in Registrant's Certifying Accountant

As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee") of Ashland Inc. (“Ashland”), on August 25, 2008, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as Ashland’s independent registered public accounting firm for the fiscal year ending September 30, 2009.  PwC was engaged on August 26, 2008.

On August 26, 2008, the Audit Committee notified Ernst & Young LLP (“E&Y”) that it will be dismissed as Ashland’s independent registered public accounting firm to audit Ashland’s consolidated financial statements, effective upon the completion of its audit for the fiscal year ending September 30, 2008.

No Dissatisfaction with Services:

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by E&Y.

No Prior Consultation with New Accountant:

During Ashland’s two most recent fiscal years ended September 30, 2007 and 2006 and through August 26, 2008, neither Ashland nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Ashland’s financial statements, and neither a written report nor oral advice was provided to Ashland  that PwC concluded was an important factor considered by Ashland in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  In deciding to select PwC, the Audit Committee reviewed auditor independence issues and existing commercial relationships with PwC and concluded that PwC has no commercial relationship with Ashland that would impair its independence.

No Adverse Opinion or Disagreement:

E&Y’s reports on Ashland’s consolidated financial statements for each of the two most recent fiscal years ended September 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two most recent fiscal years ended September 30, 2007 and 2006, and in the subsequent interim period through August 26, 2008, there were (i) no disagreements between Ashland and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Ashland provided E&Y with a copy of this Current Report on Form 8-K/A, and requested that E&Y furnish Ashland with a letter addressed to the U.S. Securities and Exchange Commission stating whether E&Y agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree.  Ashland has received the requested letter from E&Y, and a copy of E&Y’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
16.1	Letter of Ernst & Young LLP, dated September 8, 2008, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

September 8, 2008	/s/ Lamar M. Chambers
Lamar M. Chambers
Senior Vice President,
Chief Financial Officer and Controller

EXHIBIT INDEX

16.1	Letter of Ernst & Young LLP, dated September 8, 2008, regarding change in independent registered public accounting firm.